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                                                                    EXHIBIT 23

PRICEWATERHOUSECOOPERS                            PricewaterhouseCoopers LLP
                                                  100 East Broad Street
                                                  Suite 2100
                                                  Columbus, OH 43215-3671
                                                  Telephone (614) 225-8700
                                                  Facsimile (614) 224-1044

REPORT OF INDEPENDENT ACCOUNTANTS


To the Trustees of One Group Mutual Funds

We have examined management's assertion about the Treasury Only Money Market Fund, the Small Cap Growth Fund (formerly the Small Capitalization Fund), the Small Cap Value Fund (formerly the Pegasus Small Cap Opportunity Fund), the Mid Cap Growth Fund (formerly the Growth Opportunity Fund), the Mid Cap Value Fund (formerly the Disciplined Value Fund), the Diversified Mid Cap Fund (formerly the Pegasus Mid Cap Opportunity Fund), the Large Cap Growth Fund (formerly the Large Company Growth Fund), the Large Cap Value Fund (formerly the Large Company Value Fund), the Equity Income Fund (formerly the Income Equity Fund), the Diversified Equity Fund (formerly the Value Growth Fund), the Balanced Fund (formerly the Asset Allocation Fund), the Equity Index Fund, the Market Expansion Index Fund (formerly the Pegasus Market Expansion Fund), the International Equity Index Fund, the Diversified International Fund (formerly the Pegasus International Equity Fund), the Short-Term Bond Fund (formerly the Limited Volatility Bond Fund), the Intermediate Bond Fund, Bond Fund (formerly the Pegasus Bond Fund), the Income Bond Fund, the Government Bond Fund, the Treasury & Agency Fund and the High Yield Bond (twenty-two series of One Group Mutual Funds, hereafter referred to as the "Funds") compliance with the requirements of subsections (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 as of June 30, 1999 as it relates to the collateral held in exchange for securities lent on behalf of the Funds, which is included in the accompanying Management Statement Regarding Compliance With Certain Provisions of the Investment Company Act of 1940. Management is responsible for the Funds' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Funds' compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Funds' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Included among our procedures were the following tests performed as of June 30, 1999, with respect to collateral held in exchange for securities lent on behalf of the Funds:

  o Confirmation, or other procedures as we considered necessary, of all securities held as collateral in book entry form by The Depository Trust Company, the Federal Reserve Bank and brokers/banks;

  o Confirmation, or other procedures as we considered necessary, of all repurchase agreements and underlying collateral with brokers/banks;

  o Confirmation, or other procedures as we considered necessary, of all Master Note Agreements and Letter of Credit Agreements entered into with brokers/banks as collateral and;

  o Reconciliation of all such securities held as collateral to the books and records of the Funds and Bank One Trust Company, N.A.

We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Funds' compliance with specified requirements.
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In our opinion, management's assertion that the Funds were in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of June 30, 1999, is fairly stated, in all material respects.

This report is intended solely for the information and use of the trustees and management of the Funds and the Securities and Exchange Commission and should not be used for any other purpose.


                                                /s/ PRICEWATERHOUSECOOPERS LLP
                                                -------------------------------
                                                PricewaterhouseCoopers LLP


August 20, 1999
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      MANAGEMENT STATEMENT REGARDING COMPLIANCE WITH CERTAIN PROVISIONS OF
                       THE INVESTMENT COMPANY ACT OF 1940

We, as members of management of the Treasury Only Money Market Fund, the Small Cap Growth Fund (formerly the Small Capitalization Fund), the Small Cap Value Fund (formerly the Pegasus Small Cap Opportunity Fund), the Mid Cap Growth Fund (formerly the Growth Opportunity Fund), the Mid Cap Value Fund (formerly the Disciplined Value Fund), the Diversified Mid Cap Fund (formerly the Pegasus Mid Cap Opportunity Fund), the Large Cap Growth Fund (formerly the Large Company Growth Fund), the Large Cap Value Fund (formerly the Large Company Value Fund), the Equity Income Fund (formerly the Income Equity Fund), the Diversified Equity Fund (formerly the Value Growth Fund), the Balanced Fund (formerly the Asset Allocation Fund), the Equity Index Fund, the Market Expansion Index Fund (formerly the Pegasus Market Expansion Fund), the International Equity Index Fund, the Diversified International Fund (formerly the Pegasus International Equity Fund), the Short-Term Bond Fund (formerly the Limited Volatility Bond
Fund), the Intermediate Bond Fund, Bond Fund (formerly the Pegasus Bond Fund), the Income Bond Fund, the Government Bond Fund, the Treasury & Agency Fund and the High Yield Bond (twenty-two series of One Group Mutual Funds, hereafter referred to as the "Funds") are responsible for complying with requirements of subsections (b) and (c) of Rule 17f-2, "Custody of Investments by Registered Management Investment Companies," of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with Rule 17f-2 requirements.

We assert that the Funds were in compliance with the requirements of subsections
(b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of June 30, 1999, with respect to collateral held in exchange for securities lent on behalf of the Funds.


One Group Mutual Funds


By:  /s/ MARK REDMAN
    -----------------------------------------------
    Mark Redman, President
    One Group Mutual Funds